Exhibit 10.20
ROADRUNNER TRANSPORTATION SYSTEMS, INC.
RESTRICTED STOCK UNIT AGREEMENT
THIS ROADRUNNER TRANSPORTATION SYSTEMS, INC. RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”), dated as of the       day of _____, 20_____, is by and between Roadrunner Transportation Systems, Inc., a Delaware corporation (the “Company”) and _____ (the “Recipient”).
The Committee has determined that it is in the best interests of the Company to recognize the Recipient’s performance and to provide incentive to the Recipient to remain with the Company and its Related Entities by making this grant of Restricted Stock Units (or fraction thereof), as defined below, in accordance with the terms of this Agreement.
The Restricted Stock Units (or fraction thereof) are granted pursuant to the Company’s 2010 Incentive Compensation Plan as the same may be amended and/or restated from time to time (the “Plan”), which is incorporated herein for all purposes. The Recipient hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and conditions hereof and thereof.
1. Definitions. All capitalized terms used herein but not expressly defined shall have the meaning ascribed to them in the Plan.
2. Award of Restricted Stock Units. The Committee hereby grants, as of _____, 20_____ (the “Date of Grant”), for the benefit of the Recipient, _____ restricted Stock Units (referred to as the “Restricted Stock Units”). The Restricted Stock Units being issued under this Agreement shall be subject to all provisions and restrictions set forth in this Agreement and the Plan.
3. Vesting.
(a) Vesting Schedule. Except as otherwise provided in Sections 3(b) and 4 hereof, the Restricted Stock Units shall vest and become “Vested Units” in the following amounts and at the following times (the “Vesting Date(s)”), provided that the Continuous Service of the Recipient with the Company and its Related Entities continues through and on the applicable Vesting Date:

Percentage of Restricted Stock Units	Vesting Date
25%	First Anniversary of Date of Grant
25%	Second Anniversary of Date of Grant
25%	Third Anniversary of Date of Grant
25%	Fourth Anniversary of Date of Grant
Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date, and all vesting shall occur only on the appropriate Vesting Date. Except as specified in this Agreement, upon the termination of the Recipient’s Continuous Service with the Company and its Related Entities, any Restricted Stock Units that are not Vested Units shall be forfeited as provided in Section 4 below.

(b) Acceleration Events. Notwithstanding any other provisions of this Agreement, the following shall apply:
(i) in the event of a Change in Control, all Restricted Stock Units that are not Vested Units subject to this Agreement shall immediately vest and become Vested Units as of the date of the Change in Control (the “Accelerated Units”);
(ii) in the event that the Recipient’s Continuous Service is terminated either on account of the Recipient’s death or Disability, that percentage of the Restricted Stock Units subject to this Agreement that would have vested in the calendar year of the termination of the Recipient’s Continuous Service but for such termination, in accordance with Section 3(a) hereof, shall immediately vest and become Vested Units as of the date of the termination of the Recipient’s Continuous Service;
(iii) the Board or the Committee shall be authorized, in its sole discretion, based upon its review and evaluation of the performance of the Recipient and of the Company and its Related Entities, to accelerate the vesting of any Restricted Stock Units under this Agreement, at such times and upon such terms and conditions as the Board or the Committee shall deem advisable, and which determination shall be made on an individual by individual basis and need not be uniform among all Recipients under the Plan.
4. Terms and Conditions. This award of Restricted Stock Units is subject to the following terms and conditions:
(a) Payment for Restricted Stock Units; Forfeiture of Unvested Units. The Recipient shall be entitled to receive one share of Common Stock for the portion of the Restricted Stock Unit awarded hereunder that becomes a Vested Unit pursuant to Section 3 hereof, free and clear of the restrictions set forth in this Agreement, except for any restrictions necessary to comply with federal and state securities laws. The Company shall reflect the Recipient’s ownership of such shares on its stock records as of the date on which the portion of the Restricted Stock Units to which the distribution relates becomes Vested Units. If the Recipient’s Continuous Service with the Company or a Related Entity is terminated for any reason, then any Restricted Stock Units that are not Vested Units, and that do not become Vested Units pursuant to Section 3 hereof as a result of such termination, shall be forfeited immediately upon such termination of Continuous Service and revert back to the Company without any payment to the holder thereof. The Board or the Committee shall have the power and authority to enforce on behalf of the Company any rights of the Company under this Agreement in the event of the forfeiture of Restricted Stock Units pursuant to this Section 3.
(b) Transferability. The Restricted Stock Units are not transferable, otherwise than by will or the laws of descent and distribution, and the terms of this Agreement shall be binding upon the executors, administrators, heirs, and successors of the Recipient. Any attempt to effect a Transfer of any Restricted Stock Units shall be void ab initio. For purposes of this Agreement, “Transfer” means any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment.
(c) Hypothetical Nature of Restricted Stock Units. The Restricted Stock Units awarded herein do not represent an equity security of the Company and do not carry any voting or dividend rights.

(d) Tax Withholding.
(i) The Recipient shall pay to the Company, or make arrangements satisfactory to the Committee for payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the grant of Restricted Stock Units (including without limitation the vesting thereof) or other distributions made by the Company to the Recipient with respect to the Restricted Stock Units as and when the Company determines those amounts to be due, and the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Recipient any federal, state, or local taxes of any kind required by law to be withheld with respect to the Restricted Stock Units or other distributions made by the Company to the Recipient with respect to any Restricted Stock Units.
(ii) The Recipient may elect, by notice to the Committee, to satisfy his or her minimum withholding tax obligation with respect to the granting or vesting of the Restricted Stock Units by the Company’s withholding a portion of the shares of Common Stock otherwise deliverable to the Recipient, such shares being valued at their Fair Market Value as of the date on which the taxable event that gives rise to the withholding requirement occurs, or by the Recipient’s delivery to the Company of a portion of the shares previously delivered by the Company, such shares being valued at their Fair Market Value as of the date of delivery of such shares by the Recipient to the Company.
6. Amendment, Modification and Assignment. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Recipient and the Board or the Committee. No waiver by either party of any breach by the other party hereto of any condition or provision of this Agreement shall be deemed a waiver of any other conditions or provisions of this Agreement. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. Unless otherwise consented to by the Board or the Committee, this Agreement shall not be assigned by the Recipient in whole or in part. The rights and obligations created hereunder shall be binding on the Recipient and his heirs and legal representatives and on the successors and assigns of the Company.
7. Change in Capital Structure.
(a) Subject to any required action by the shareholders of the Company, the number of Restricted Stock Units covered by this award shall be proportionately adjusted and the terms of the restrictions on such Restricted Stock Units shall be adjusted as the Committee shall determine to be equitably required for any increase or decrease in the number of issued and outstanding shares of Common Stock of the Company resulting from any stock dividend (but only on the Common Stock), stock split, subdivision, combination, reclassification, recapitalization or general issuance to the holders of Common Stock of rights to purchase Common Stock at substantially below fair market value or any change in the number of such shares outstanding effected without receipt of cash or property or labor or services by the Company or for any spin-off, spin-out, split-up, split-off or other distribution of assets to shareholders.
(b) The award of Restricted Stock Units pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.
8. Miscellaneous.
(a) No Right to Continuous Service. The grant of the Restricted Stock Units shall not be construed as giving the Recipient the right to Continuous Service with the Company and its Related Entities.

(b) No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.
(c) Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify this Agreement or this award under any applicable law, such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award shall remain in full force and effect).
(d) No Trust or Fund Created. Neither this Agreement nor the grant made pursuant to this Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and the Recipient or any other person. To the extent that the Recipient or any other person acquires a right to receive payments from the Company pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.
(e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflict of laws. The parties agree that any action, suit or proceeding arising out of or related to this Agreement or the relationship of the Recipient and the Company, shall be instituted only in the state or federal courts located in Milwaukee County in the State of Wisconsin, and each party waives any objection which such party may now or hereafter have to such venue or jurisdictional court in any action, suit, or proceeding. Any and all services of process and any other notice in any such action, suit or proceeding shall be effective against any party if given by mail (registered or certified where possible, return receipt requested), postage prepaid, mailed to such party at the address set forth herein.
(f) Interpretation. The Recipient accepts the Restricted Stock Units subject to all the terms and provisions of this Agreement and the terms and conditions of the Plan. The undersigned Recipient hereby accepts as binding, conclusive and final all decisions or interpretations of the Board or the Committee upon any questions arising under this Agreement.
(g) Headings. Headings are given to the Paragraphs and Subparagraphs of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision thereof.
(h) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The facsimile or email transmission of a signed signature page, by any party to the other(s), shall constitute valid execution and acceptance of this Agreement by the signing/transmitting party.
9. Complete Agreement. Except as otherwise provided for herein, this Agreement and those agreements and documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

10. Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s President at 4900 S. Pennsylvania Avenue, Cudahy, Wisconsin 53110, or if the Company should move its principal office, to such principal office, and, in the case of the Recipient, to the Recipient’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section 10.
11. Section 409A.
(a) General. It is the intention of both the Company and the Recipient that the benefits and rights to which the Recipient could be entitled pursuant to this Agreement fall within an exception to Section 409A of the Code (including without limitation, the short term deferral rule set forth in the Section 1.409A-1(b)(4) of the treasury regulations promulgated under Section 409A), and the provisions of this Agreement shall be construed in a manner consistent with that intention. If the Recipient or the Company believes, at any time, that any such benefit or right no longer falls within an exception to Section 409A of the Code, it shall promptly advise the other and shall negotiate reasonably and in good faith to amend the terms of such benefits and rights such that they comply with, and/or fall within an exception to, Section 409A (with the most limited possible economic effect on the Recipient and on the Company).
(b) No Representations as to Section 409A Compliance. Notwithstanding the foregoing, the Company does not make any representation to the Recipient that the Restricted Stock Units awarded pursuant to this Agreement are exempt from the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Recipient or any Beneficiary for any tax, additional tax, interest or penalties that the Recipient or any Beneficiary may incur in the event that any provision of this Agreement, or any amendment or modification thereof or any other action taken with respect thereto is deemed to violate any of the requirements of Section 409A.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

ROADRUNNER TRANSPORTATION SYSTEMS, INC., a Delaware corporation
By:
Name:
Title:

Agreed and Accepted:

RECIPIENT:
By:
[ ]

Exhibit 10.20
SCHEDULE TO
FORM OF RESTRICTED STOCK UNIT AGREEMENT
The form of Restricted Stock Unit Agreement was entered into with the following persons:

Effective Date of
Name	Title	Agreement
Mark A. DiBlasi	President, Chief Executive Officer, and Director	March 1, 2011
Peter R. Armbruster	Vice President — Finance, Chief Financial Officer, Treasurer, and Secretary	March 1, 2011
Scott L. Dobak	Vice President — Sales and Marketing	March 1, 2011
Brian J. van Helden	Vice President — Operations	March 1, 2011
Christopher Doerr	Director	March 1, 2011
James D. Staley	Director	March 1, 2011
William S. Urkiel	Director	March 1, 2011
Chad M. Utrup	Director	March 1, 2011
James L. Welch	Director	March 1, 2011